UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On July 3, 2024, Curtis Slipman notified Orgenesis Inc. (the “Company”), of his decision to resign as a director of the Company, effective immediately, for personal reasons. Mr. Slipman’s resignation was not the result of any disagreement with the Company, or its management on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Slipman for his contributions.

Director Appointment

On July 8, 2024, the board of directors of the Company (the “Board”), upon the recommendation of the Nominating Committee of the Board, appointed Dr. Itzhak Vider as a director, effective July 8, 2024, to fill the vacancy on the Board created by Mr. Slipman’s resignation. Dr. Vider will hold office until the next annual meeting of stockholders and until his successor shall be elected and qualified or until his earlier death, disqualification, resignation or removal. Concurrent with his appointment as a director of the Company, Dr. Vider was appointed to the Audit Committee of the Board.

The Board has affirmatively determined that Dr. Vider meets the applicable standards for an independent director under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). There are no arrangements or understandings between Dr. Vider and any other person pursuant to which Dr. Vider was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Vider has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Vider has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

In connection with Dr. Vider’s appointment to the Board, and pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Board granted to Dr. Vider a stock option to purchase up to 6,250 shares of the Company’s common stock. The stock option will have an exercise price per share of $0.65, the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. The stock option will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Dr. Vider’s continued service as a director.

In addition, Dr. Vider is entitled to receive an annual cash retainer of $40,000 and an annual grant of a stock option to purchase 12,500 shares for his service as a non-employee director of the Company pursuant to the Director Compensation Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: July 9, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary